UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BRITESMILE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

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BRITESMILE, INC.

460 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD October 31, 2006

To the Shareholders:

Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the “Company”) will be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94598, on Tuesday, October 31, 2006, at 3:00 o’clock p.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

1.	To elect seven directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “BriteSmile, Inc.” to “BSML, Inc.” (the “Charter Amendment”);

3.	To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on September 8, 2006 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 460 North Wiget Lane, Walnut Creek, California 94598, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed Proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,

/s/ Kenneth A. Czaja
Kenneth A. Czaja CFO and Secretary

Walnut Creek, California

September 27, 2006

BRITESMILE, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

BRITESMILE, INC.

460 North Wiget Lane

Walnut Creek, California 94598

(925) 941-6260

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94598, on Tuesday, October 31, 2006, at 3:00 o’clock p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR approval of the Charter Amendment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company’s Secretary prior to the Annual Meeting, or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Approval of the Charter Amendment will require the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors and will not have the effect of a negative vote with respect to the Charter Amendment. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

The close of business on September 8, 2006 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 10,549,423 shares of the Company’s common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see “Security Ownership of Certain Beneficial Owners and Management” below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about September 29, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company’s Board of Directors consists of seven members. All of the current directors of the Company are nominees for election at the Annual Meeting.

Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director. The Company does not have a nominating committee of the Board of Directors. Instead, the independent members of the Board of Directors determine nominees for director, which permits all directors to fully participate in the process. In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations.

At the meeting, the shareholders will vote to elect four independent directors (as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market) and three associated directors. All of these nominees currently serve as members of the Board of Directors. Messrs. Peters, Thompson, Schechter and Pierce are independent directors under the Nasdaq rules.

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” and is based upon information furnished by the respective individuals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.

The table below indicates the position with the Company, tenure as director and age of each nominee as of September 8, 2006.

Name	Position with the Company	Age	Director Since
Anthony M. Pilaro	Chairman of the Board of Directors	70	1997

Bradford Peters	Director	38	1999

Harry Thompson	Director	76	1999

Peter Schechter	Director	47	1999

L. Tim Pierce	Director	55	2003

Dr. Julian Feneley	Director	42	2003

John Reed	Director and Chief Executive Officer	65	2005

Anthony M. Pilaro

Mr. Pilaro has served as a director and Chairman of the Board of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited, with offices in Dublin, Ireland, and which serves as a family office for the business affairs of the Pilaro family. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership primarily engaged in the business of leasing Excimer laser systems. Mr. Pilaro was Chairman of both CAP and Excimer Vision Leasing for the last 5 years except for the period from August 2004 to February 2005. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of Duty Free Shoppers Group Limited, the world’s leading specialty retailer catering to international travelers, and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia and the University of Virginia Law School, Mr. Pilaro practiced law in New York City through 1964.

Bradford Peters

Mr. Peters has served as a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters received an M.B.A. from Duke University.

Harry Thompson

Mr. Thompson has served as a director of the Company since December 1999. He has also been President of The Strategy Group, a management consulting firm, for the last 15 years, and was Managing Director of Swiss Army Brands, Inc., a consumer products company, from 1988 to 2003. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world’s leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson received an M.B.A. from Harvard Business School.

Peter Schechter

Mr. Schechter has served as a director of the Company since July 1999. Mr. Schechter is a founding partner of Chlopak, Leonard, Schechter and Associates since 1993, an international communications consulting firm specializing in the management of crisis communications, corporate reputation programs, political campaigns and country image initiatives. Mr. Schechter has extensive experience in public policy management. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America. He is fluent in six languages.

L. Tim Pierce

Mr. Pierce, a certified public accountant, has served as a director of the Company since February 2003. Mr. Pierce joined AKQA, Inc. as its Chief Financial Officer in May 2006 and is currently serving as a Director, Executive Vice President and the Chief Financial Officer and Corporate Secretary of Cottonwood Acquisition Corporation, and its wholly owned subsidiary: SBI Services, Inc., a provider of administrative support services. He joined SBI and Company (the former parent of SBI Services, Inc.) in April 1998. SBI and Company was sold in July 2004. Mr. Pierce worked for Mrs. Fields’ Original Cookies, Inc. from 1988 through 1998, where he served most recently as Mrs. Fields’ Senior Vice President, Chief Financial Officer, and Corporate Secretary. For twelve years from 1976 to 1988, Mr. Pierce served as an auditor with Price Waterhouse and Deloitte & Touche. Mr. Pierce is also currently a director of Spotted Dog Creamery Inc. Mr. Pierce is a member of the American Institute of Certified Public Accountants, and the Utah Association of Certified Public Accountants. Mr. Pierce is considered by the Company to be an audit committee financial expert. Mr. Pierce received his B.S. from Brigham Young University

John Reed

Mr. Reed has served as a director of the Company since September 2005, and has served as Chief Executive Officer of the Company since May 2006. Previously, Mr. Reed served as Chief Executive Officer and Director of the Company from June 1999 to April 2004. Prior to June 1999, Mr. Reed was Chairman of the Pacific Retailing Division of DFS, where he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the

Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Dr. Julian Feneley

Dr. Feneley has served as a director of the Company since December 2003. Dr. Feneley began working on BriteSmile matters in January 2002 as a consultant to an affiliate of the Company, focusing on strategic and development initiatives. He was appointed Chairman of BriteSmile Development, Inc. in May 2003, and President of BriteSmile, Inc. in February 2004. In June 2005, Dr. Feneley assumed the duties of Chief Executive Officer, which he performed until his resignation in June 2006. Previously, Dr Feneley co-founded narrowbridge, an e-customer acquisition technology company, where he served as CEO from 2000 to 2001, and Bioscience Managers, a biotechnology venture capital and corporate finance boutique, where he served as Head of Corporate Finance from 2001 to 2003. Prior to 2000, Dr. Feneley headed the European healthcare investment banking franchise of J P Morgan during its period as the globally ranked #1 investment bank in this industry sector. Dr. Feneley originated and executed transactions with an aggregate volume in excess of $200 billion, including the then largest merger in corporate history. Prior to joining J P Morgan in 1990, Dr. Feneley qualified and worked as a medical doctor at the renowned Guy’s Hospital in London, England.

There is no family relationship between any executive officer or director of the Company and any other executive officer or director.

Meetings of the Board of Directors

The Company’s Board of Directors held 4 duly noticed meetings during fiscal year 2005. Each nominee for director then serving as a director attended all of the meetings of the Company’s Board of Directors.

Committees of the Board of Directors

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Marketing Committee.

Subject to certain restrictions, the Executive Committee possesses and exercises the powers of the Board of Directors during the intervals between regular meetings of the Board. The members of the Executive Committee at the end of 2005 were Anthony Pilaro, Bradford Peters, Harry Thompson, Peter Schechter, and Julian Feneley. Presently, and following the Annual Meeting, the Executive Committee will consist of Messrs. Pilaro, Peters, Thompson, Schechter, Reed, and Feneley. The Company’s Executive Committee held 4 meetings during fiscal year 2005. Each member of the Executive Committee then serving as a member of such committee attended all of the meetings of the Executive Committee.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, that acts pursuant to a written charter adopted by the Board of Directors. The Audit committee’s objective is to provide assistance to the directors in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. Members of the Company’s Audit Committee during 2005 were Gerald Poch, Bradford Peters and Tim Pierce. Mr. Poch resigned as a director effective May 31, 2005. Harry Thompson, a current director of the Company, was appointed to the Audit Committee to replace Mr. Poch effective May 31, 2005. Presently, and following the Annual Meeting, the Audit Committee will consist of Messrs. Pierce, Peters and Thompson. The Audit Committee held 7 meetings during fiscal year 2005. Each member of the Audit Committee then serving as a member of such committee attended all of the meetings of the Audit Committee, except Mr. Poch did not attend one of the meetings. All members of the Audit Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation and benefit plans for the executive officers of the Company and administers the Company’s 1997 Stock Option and Incentive Plan. Members of the Company’s Compensation Committee during 2005 were Bradford Peters, Peter Schechter and Harry Thompson. The same directors will serve on the Compensation Committee during 2006. The Compensation Committee held 2 meetings during fiscal year 2005. Each member of the Compensation Committee then serving as a member of such committee attended all of the meetings of the Compensation Committee. All members of the Compensation Committee are independent directors, as defined in Marketplace Rule 4200(A)(15) of The Nasdaq Stock Market.

The Board of Directors established a Marketing Committee of the Board in December 2004 to assist the Company’s then new Chief Executive Officer on marketing issues. As established by the Board of Directors, the Marketing Committee consists of two members of the Board of Directors, Harry Thompson and Peter Schechter, and the Company’s Executive Vice President of Marketing, as an ad hoc member of the Committee. The Marketing Committee did not hold any formal meetings during fiscal year 2005.

Director Compensation

Non-employee directors of the Company, other than Mr. Pilaro, who has declined such compensation, receive options to purchase 5,000 shares of common stock per year for each year during which they serve as a director. Directors who serve as chairman of a Board committee receive options to purchase an additional 10,000 shares of common stock per year of service. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed. In addition, the chairman of the Audit Committee receives a retainer in the amount of $2,500 per audit committee meeting, and Mr. Thompson received $20,800 per month for his service on the Marketing Committee between December 2004 and March 2005.

Shareholder Communications with Directors

The Board of Directors has not established a formal process for shareholders to follow to send communications to the Board or its members, as the Company’s policy has been to forward to the directors any shareholder correspondence it receives that is addressed to them. Shareholders who wish to communicate with the directors may do so by sending their correspondence addressed to the director or directors at the Company’s headquarters at 460 North Wiget Lane, Walnut Creek, CA, 94598.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit. Julian Feneley attended the Annual Meeting of the Shareholders held in September 2005.

Director Nominations

The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of the Company’s size and the current composition of the Board of Directors and because of the historically few and infrequent vacancies on the Board, it is in the best interest of the Company to permit all of the independent directors to fully participate in the director nomination process. The Board of Directors has adopted a nominations process that provides that the Company’s independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority vote, are authorized to recommend individuals to the Board of Directors for the Board’s selection as director nominees.

The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board and for selecting the management nominees for the directors to be elected by the Company’s shareholders at each annual meeting.

Director Qualifications

The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and

•	regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

Identification and Evaluation of Nominees

In making nominations for director, the independent directors identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the independent directors’ criteria for Board service are re-nominated. As to new candidates, the independent directors will generally poll the Board members and members of management for recommendations. The independent directors may also review the composition and qualification of the boards of directors of the Company’s competitors, and may seek input from industry experts or analysts. The independent directors review the qualifications, experience and background of potential candidates. In making their determinations, the independent directors evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the independent directors make recommendations to the Board of Directors by a majority vote. Historically, the Board of Directors has not relied on third-party search firms to identify director nominees. The Board of Directors may in the future choose to engage third-party search firms in situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Company’s other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

Shareholder Nominations

The independent directors may from time to time consider qualified nominees recommended by shareholders, who may submit recommendations to the independent directors through a written notice as described under “Shareholder Proposals” below. Nominees for director who are recommended by shareholders will be evaluated in the same manner as any other nominee for director.

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

BriteSmile’s Audit Committee (referred to as “we” and “us”) during 2005 was composed of Gerald Poch, Bradford Peters and Tim Pierce, all independent directors of the Company. Mr. Poch resigned in May, 2005, and Harry Thompson was appointed by the Board to take his place. The Committee operates under a written charter adopted by the Board of Directors. The Committee assists the directors in fulfilling their responsibility to our shareholders, potential shareholders and the investment community relating to accounting and financial reporting practices.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel.

As needed, we meet privately with both the independent auditors and the appropriate Company financial personnel, each of whom has unrestricted access to the members of the Committee. We also recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management.

The directors who serve on the committee are all “independent” for purposes of Rule 4200(a)(15) of the listing standards of the Nasdaq Capital Market. That is, the Board of Directors has determined that none of us has a relationship to the Company that might interfere with our independence from the Company and its management.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with auditing standards generally accepted in the United States of America, and discuss with us any issues they believe should be raised with the Committee.

This year, we reviewed the Company’s audited financial statements and met with both management and Stonefield Josephson, LP, the Company’s Independent Registered Public Accounting Firm for the 53 weeks ended December 31, 2005, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with auditing standards generally accepted in the United States of America.

We have received from and discussed with Stonefield Josephson the written disclosure as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. We also discussed with Stonefield Josephson any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, we recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 53 weeks ended December 31, 2005.

Members of the 2005 Audit Committee

L. Tim Pierce

Bradford Peters

Harry Thompson

Audit Fees for Fiscal 2004 and 2005

On August 10, 2005, the Company engaged Stonefield Josephson as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2005, and to perform procedures related to the statements included in the Company’s quarterly reports on Form 10-Q, beginning with the quarter ended June 25, 2005. Prior to July 18, 2005, the Company’s independent public accounting firm had been Deloitte & Touche LLP.

Aggregate fees billed to the Company and its subsidiaries for 2005 and 2004 by the Stonefield Josephson and Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:

	Aggregate Amount Billed by Stonefield Josephson			Aggregate Amount Billed by Deloitte & Touch LLP
	2005		2004	2005	2004
Audit Fees	$49,405		—	$227,701	$333,899
Audit-Related Fees	—		—	—	—
Tax Fees (1)	—		—	$115,327	$137,225
All Other Fees	$3,000	(2)	—	—	$42,510

(1)	Includes fees billed by Deloitte & Touch LLP and Stonefield for tax advice and tax return assistance in 2004 and 2005.

(2)	Represents fees paid for engagement related expenses.

The Audit Committee has considered and determined that the performance of the non-audit services noted in the foregoing table is compatible with maintaining Stonefield Josephson’s independence. Prior to the performance of any services, the Audit Committee approves all audit and non-audit related services to be provided by the Company’s independent auditor and the fees to be paid therefore. Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the auditors, it is the current practice of the Audit Committee to specifically approve all services provided by the auditors in advance, rather than to pre-approve, generally, any type of service.

Resignation of Deloitte & Touche LLP

On July 18, 2005, Deloitte & Touche, the former independent registered public accounting firm for the Company, informed the Company that it had resigned as the Company’s independent registered public accounting firm, effective immediately.

The reports of Deloitte & Touche on the Company’s consolidated financial statements as of and for each of the fiscal years ended December 25, 2004 and December 23, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, there have been no disagreements (as described under Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedures, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter thereof in its reports on the financial statements of the Company for such periods.

Except for the material weakness in the Company’s internal control structure, and the audit committee internal investigation, as described below, during the fiscal years ended December 25, 2004 and December 23, 2003 and the subsequent interim period through July 18, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In the Company’s Quarterly Report on Form 10-Q for the period ended March 26, 2005, the Company reported that in connection with the audit of the Company’s fiscal 2004 financial statements, Deloitte & Touche reported that (1) inadequacies in the design and execution of the Company’s internal control structure, and (2) improper application of accounting principles in accordance with GAAP, constituted material weaknesses in the Company’s internal control structure for the year ended December 25, 2004. The inadequacies in the Company’s internal control structure as reported included deficiencies or inadequacies in the following specific areas: payments made to vendors without adequate supporting documents, communication of all transactions to the financial department, segregation of duties among finance department employees, recording of inventory and physical inventory counts, tracking of fixed assets, and timely completion of account reconciliations. Although any one of the foregoing categories may not relate to material dollar amounts, Deloitte & Touche’s opinion was that in the aggregate they represented a material weakness in the Company’s internal control structure. With respect to any specific adjustments identified in the audit process related to improper application of accounting principles or inadequacy of internal controls, the Company believes that all such adjustments have been made. The Company’s Audit Committee and management have discussed these material weaknesses with Deloitte & Touche and the successor independent audit firm, Stonefield Josephson, including management’s plan to address and correct such inadequacies.

In June 2005, the Company’s Audit Committee and management informed Deloitte & Touche that the Audit Committee, in conjunction with outside counsel, had conducted an investigation into certain matters raised by the Company’s then Chief Executive Officer (now former Chief Executive Officer). The Company’s Audit Committee informed Deloitte & Touche that the investigation did not identify any issues that would have a material impact on the Company’s reported financial results. The Company’s Audit Committee and management have authorized Deloitte & Touche to respond fully to any inquiries about any of the matters referred to herein, or any other matters, that may be made by the Company’s successor independent registered public accounting firm.

The Company provided Deloitte & Touche with a copy of its Current Report on Form 8-K, dated July 22, 2005, reporting Deloitte & Touche’s resignation. The Company requested that Deloitte & Touche furnish a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements the Company made in its Form 8-K Report and, if not, stating the respects in which it did not agree. Deloitte & Touche’s letter, filed as an exhibit to the Form 8-K Report, expressed agreement with the Company’s statements.

On August 10, 2005, the Company engaged Stonefield Josephson, Inc. as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2005 and to perform procedures related to financial statements included in the Company’s quarterly reports on Form 10Q beginning with the quarter ended June 25, 2005.

EXECUTIVE OFFICERS

The following sets forth the name, age and position of each executive officer of the Company as of the date of this proxy statement. Biographical information regarding John Reed, who currently also serves as a director of the Company, is included in this Proxy Statement under “Proposal 1 – Election of Directors.” Biographical information regarding the other executive officer follows below.

NAME	AGE	CURRENT POSITION(S)

John Reed	65	Chief Executive Officer

Ken Czaja	57	Executive Vice President, Chief Financial Officer and Secretary

Phil Powell	32	Chief Marketing Officer

Ken Czaja

Mr. Czaja was appointed Chief Financial Officer and Secretary of BriteSmile in May 2004. He brings to the Company a wealth of finance management experience spanning small and large public global technology companies. Prior to joining the Company, from October 2002 to January 2004, Mr. Czaja was CFO of PerkinElmer’s OptoElectronics Group (a developer and manufacturer of specialty lighting and sensor products). Before PerkinElmer, from May 2001 to October 2002, he was CFO of BrightStar, a small publicly traded services firm specializing in Information Technology solutions. Prior to BrightStar, from 1996 to June 2000, Mr. Czaja was CFO of IntelliCorp, a publicly traded software firm, and before that, Vice President of Finance for Wyse Technology, a mid-size computer terminal and monitor company. He began his career progressing through numerous financial management positions at Xerox Corporation. Mr. Czaja received a B.S. degree in physics from Columbia University and a Masters degree in industrial management from Georgia Institute of Technology.

Phil Powell

Mr. Powell was appointed Chief Marketing Office of BriteSmile in May 2006. He came to the Company in April 2005 to run online marketing initiatives. Prior to joining BriteSmile, from September 2003 to April 2005, he was the principal of Marathon Marketing, an internet customer acquisition agency focused primarily on managing search engine marketing. Before this, from October 2001 to September 2003, Mr. Powell was Director of Account Development for Inceptor, Inc., a Massachusetts-based provider of search engine marketing technologies and services. Earlier in his career he managed account teams at Seattle-based Avenue A, the agency division of aQuantive (NASDAQ: AQNT), the largest independent digital marketing agency in the world.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the record date, September 8, 2006, regarding beneficial stock ownership of (1) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock (our only class of outstanding stock); (2) each of our directors; (3) our Chief Executive Officer, former chief executive officers who served during 2005, and our other most highly paid executive officers as of the end of December 2005, our most recently completed fiscal year; and (4) all of our current executive officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Outstanding Shares (2)
Executive Officers and Directors
Anthony M. Pilaro	4,842,664	(3)	44.5%
Julian Feneley	3,585	(4)	*
Gregg Coccari	80,000		*
Kenneth Czaja	45,000	(5)	*
John Reed	492,379	(6)	4.6%
Bradford Peters	797,219	(7)	7.5%
Harry Thompson	37,160	(8)	*
Peter Schechter	28,625	(9)	*
L. Tim Pierce	36,835	(10)	*
All Officers and Directors as a Group (11 persons)	6,288,467		55.7%

5% Beneficial Owners
LCO Investment	4,842,664	(3)	44.5%
Bradford Peters (including Titab, LLC)	797,219	(7)	7.5%
MicroCapital LLC	1,736,111	(11)	16.5%

*	Constitutes less than 1%.

(1)	Includes options or warrants to purchase shares which are presently exercisable or exercisable within 60 days of September 8, 2006.

(2)	All percentages are calculated based upon 10,549,423 shares of our common stock, being the total number of shares outstanding as of September 8, 2006, plus the number of options or warrants presently exercisable or exercisable within 60 days of September 8, 2006 by the named security holder.

(3)	Includes 3,303,484 shares owned of record and beneficially by LCO Investments Limited (“LCO”), 318,170 shares held indirectly through CAP Properties Limited, a subsidiary of LCO and acting general partner of Excimer Vision Leasing LP, 249,818 shares held directly through P de P Tech Limited (“PdeP”), an affiliate of LCO, 4,500 shares held by AMP Trust, of which Mr. Pilaro is a beneficiary, 533,335 shares held by LCP Trust, of which Linda L. Pilaro is a beneficiary, 32,136 shares owned beneficially by CAP Advisers Ltd. (“CAP”), acting as co-trustee of various trusts, 7,500 shares held of record by the CAP Charitable Foundation, 52,053 shares held of record and beneficially by CAP, 8,335 warrants to purchase shares at $30.00 per share held by LCO, 333,333 warrants to purchase shares at $6.00 per share held by LCO. LCO is a wholly-owned subsidiary of the ERSE Trust. CAP Advisers Limited is a co-trustee of the ERSE Trust. Mr. Pilaro, a director of the Company, is Chairman of CAP. Mr. Pilaro disclaims beneficial ownership of the shares held by LCO, CAP, PdeP, AMP Trust, LCP II Trust, the CAP Charitable Foundation, CAP Advisers Limited and the trusts indicated above of which CAP is co-trustee. Mr. Pilaro’s address c/o 36 Fitzwilliam Place, Dublin 2, Ireland. LCO’s address is 22 Smith Street, St. Peter Port, Guernsey GYI 2JQ, Channel Islands.

(4)	Includes 3,585 shares owned of record.

(5)	Includes options to purchase 45,000 shares at $10.50 per share.

(6)	Includes 292,378 shares owned of record and options to purchase 125,000 shares at $15.00 per share, 33,334 shares at $4.31 per share, 35,000 shares at $12.30 per share and 5,000 shares at $0.97 per share, and warrants to purchase 1,667 shares at $30 per share.

(7)	Includes 746,724 shares owned of record and beneficially (of which 184,100 are owned by TITAB, LLC), warrants to purchase

3,335 shares at $30.00 per share and options to purchase 3,655 shares at $15.00 per share, 3,335 shares at $56.25 per share, 3,335 shares at $1.98 per share, 3,335 shares at $30.00 per share, 3,500 shares at $10.86 per share, 15,000 shares at $5.41 per share and 15,000 shares at $1.15 per share. Mr. Peters’ and Titab, LLC’s address is 527 Third Avenue, Suite 145 New York, NY 10016.

(8)	Includes options to purchase 3,335 shares at $56.25 per share, options to purchase 3,655 shares at $15.00 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 15,000 shares at $5.41 per share and options to purchase 5,000 shares at $1.15 per share.

(9)	Includes 5,120 shares owned beneficially in a Revocable Living Trust, options to purchase 3,335 shares at $67.50 per share, options to purchase 3,335 shares at $30.00 per share, options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 5,000 shares at $5.41 per share and options to purchase 5,000 shares at $1.15 per share. Mr. Schechter’s address is c/o Chlopak, Leonard, Schechter and Associates, 1850 M Street, N.W., Suite 550, Washington, D.C. 20036.

(10)	Includes options to purchase 3,335 shares at $1.98 per share, options to purchase 3,500 shares at $10.86 per share, options to purchase 15,000 shares at $5.41 per share and options to purchase 15,000 shares at $1.15 per share. Mr. Pierce’s address is c/o AKQA, Inc, 118 King Street – 6th Floor, San Francisco, CA 94107.

(11)	Based on Schedule 13G filings with the SEC. Ian Ellis’ address is c/o MicroCapital LLC, 410 Jessie Street, Suite 1002, San Francisco, CA 94103.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon the Company’s review of the copies of such forms furnished to it during the year ended December 31, 2005, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows:

1.	Form 4 report of Harry Thompson filed February 16, 2005 to report a transaction dated February 4, 2005;

2.	Form 4 report of Bradford Peters filed July 1, 2005 to report a transaction dated June 28, 2005;

3.	Form 3 report of John Reed filed October 14, 2005 to report Mr. Reed’s becoming a reporting person on September 13, 2005;

4.	Form 3 report of Christopher Edwards filed October 27, 2005 to report Mr. Edwards’ becoming a reporting person on September 5, 2005;

5.	Form 5 report of John Reed filed February 14, 2006 to report a transaction dated September 13, 2005; and

6.	Form 5 report of Julian Feneley filed February 14, 2006 to report a transaction dated June 29, 2005.

Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to Section 16(a) during the year ended December 31, 2005, that has not been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2003, 2004 and 2005 to each person who served as the Company’s Chief Executive Officer during 2005, and to the Company’s four most highly compensated executive officers during 2005 in addition to the Chief Executive Officers.

	Period	Annual Compensation		Long-Term Compensation Securities Underlying Options		Other
Name and Principal Position		Salary	Bonus
Julian Feneley (1) Former President	2005 2004 2003	$270,231 216,923 —	— — —	93,167 18,500 —		$70,800 67,200 —

Anthony Pilaro (2) Former Chief Executive Officer and Chairman	2005 2004 2003	— — —	— — —	— — —		— — —

Gregg Coccari (3) Former Chief Executive Officer	2005 2004 2003	$182,054 — —	— — —	840,000 — —	(4)	— —

Ken Czaja (5) Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$200,692 119,231 —	— — —	— 75,000 —		— — —

(1)	Dr. Feneley joined the Company in February 2004 and his employment terminated in June 2006.

(2)	Mr. Pilaro served as Acting Chief Executive from August 2004 until January 2005 without compensation.

(3)	Mr. Coccari served as Chief Executive Officer of the Company from January 2005 until June 2005.

(4)	Represents 240,000 shares of restricted stock and options to purchase 600,000 shares of common stock that were granted to Mr. Coccari in January 2005. Mr. Coccari resigned later in 2005 and thus forfeited 160,000 shares of the restricted stock at that time. All options expired September 27, 2005.

(5)	Mr. Czaja joined the Company in May 2004.

OPTION/SAR GRANTS IN 2005

The following table lists individual grants of stock options made during the Company’s last completed year as compensation for services rendered as an officer of the Company, for those officers reported above:

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted		% of Total Options/SARs Granted to Employees in FY 2005		Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
							5%	10%
Julian Feneley	43,167 50,000	(1) (2)	4.3 5.0	% %	$4.35 4.15	03/09/15 06/29/15	$118,091.60 61,600.23	$299,267.30 156,107.07
Gregg Coccari	600,000	(3)	60.2%		6.30	01/09/15	2,377,221.69	6,024,346.50
Total Grants	693,167

(1)	The option was exercisable for 10,791 shares on September 1, 2005 with the remainder exercisable in three substantially equal annual installments beginning on March 9, 2006.

(2)	The option was fully exercisable on the grant date.

(3)	The option was exercisable for 120,000 shares on the grant date and exercisable for 10,000 shares per month beginning February 9, 2005. All options expired September 27, 2005.

AGGREGATED OPTION EXERCISES IN 2005

AND DECEMBER 31, 2005 OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In the Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Julian Feneley	—	—	70,291	41,376	—	—
Anthony Pilaro	—	—	—	—	—	—
Gregg Coccari	—	—	—	600,000	—	—
Ken Czaja	—	—	30,000	45,000	—	—

(1)	Potential unrealized value is calculated as the fair market value at December 31, 2005 ($0.75 per share), less the option exercise price, times the number of shares.

Employment Contracts and Termination of Employment Arrangements

Certain of the Company’s executive officers whose compensation is required to be reported in the Summary Compensation Table are or were parties to written employment agreements with the Company as follows:

Ken Czaja

The Company entered into a letter agreement with Ken Czaja on May 4, 2006. Pursuant to the letter agreement, if Mr. Czaja decides to leave the Company prior to December 31, 2006, the Company will pay him an amount on the last day of his employment equal to nine times his monthly salary in effect on the last day of his employment, provided that (1) Mr. Czaja remains employed by the Company until January 1, 2007, or (2) a replacement for Mr. Czaja is hired before December 31, 2006. If Mr. Czaja terminates his employment and complies with the foregoing conditions, the Company will also provide health insurance coverage to Mr. Czaja and his dependents for nine months. The letter agreement also provides that Mr. Czaja’s salary will be $235,000 per year effective May 1, 2006.

If Mr. Czaja remains employed by the Company until January 1, 2007, he will be eligible for a cash bonus equal to one percent (1%) of the Company’s EBITDA from May 1, 2006 until December 31, 2006.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Company’s Compensation Committee during fiscal 2005 were Bradford Peters, Peter Schechter and Harry Thompson. No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Preliminary Note: Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act or the 1934 Act that might incorporate future filings, including, but not limited to, the Company’s Annual Report on Form 10-K for the 53 weeks ended December 31, 2005, in whole or in part, the following Executive Compensation Report and the Stock Performance Graph appearing herein shall not be deemed to be incorporated by reference into any such future filings.

The Compensation Committee of the Board establishes and recommends executive compensation levels to the Board of Directors. The Committee during 2005 consisted of Peter Schechter, Bradford Peters and Harry Thompson. This Compensation Report discusses the Company’s compensation policies and the basis for the compensation paid to its executive officers (including the Named Executive Officers), during the 53 weeks ended December 31, 2005.

The Committee is currently responsible for setting the Company’s policies regarding compensation and benefits, and administering the Company’s employee stock option and stock purchase plans. In particular, the Committee evaluates the performance of management and determines the compensation and benefits of executive officers.

Compensation Policy

The Committee’s policy with respect to executive compensation has been historically designed to:

•	adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size or within the Company’s industry;

•	reward executive officers for the achievement of key operating objectives and for the enhancement of the long-term value of the Company; and

•	use equity-based incentives designed to motivate executives to focus on long-term strategic objectives, to align the interests of management and the stockholders, and to provide opportunities for management to share in the benefits that they achieve for the Company’s stockholders.

In 2006, the Compensation Committee has shifted its compensation focus from equity to cash, as it has recently decided in 2006 to cease granting stock options to its officers and employees. In place of equity based compensation, the Committee is implementing a cash based incentive program in 2006 based on achievement of positive EBITDA (Earnings before interest, tax, depreciation, and amortization) by the Company. The Committee believes cash based incentives tied to the Company’s profit performance more directly aligns the employee’s motivation and compensation to the Company’s financial performance.

The components of compensation paid to executive officers have traditionally consisted of: (a) base salary, (b) incentive compensation in the form of stock options awarded by the Company under the Company’s Stock Option Plan, and (c) certain other benefits. As noted above, the Company will cease granting stock options to its employees.

Components of Compensation

The primary components of compensation paid to executive officers and senior management personnel, and the relationship of these components of compensation to the Company’s performance, are discussed below:

•	Base Salary. The Committee periodically reviews and approves the base salary paid to executive officers and members of the Company’s senior management team. Adjustments to base salaries are determined based upon a number of factors, including the Company’s performance (to the extent such performance can fairly be attributed or related to each executive’s performance), as well as the nature of each executive’s responsibilities, capabilities and contributions. In addition, the Committee periodically reviews the base salaries of senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Committee believes that base salaries for the Company’s executive officers have historically been reasonable, when considered together with other elements of compensation (such as stock options and the bonus plans) in relation to the Company’s size and performance and in comparison with the compensation paid by similarly sized companies or companies within the Company’s industry.

•	Incentive Compensation. As discussed above, a substantial portion of each executive officer’s compensation package is in the form of incentive compensation designed to reward the achievement of key operating objectives and long-term increases in shareholder value. In establishing the size of an executive’s opportunity for incentive compensation, the Committee takes into account, in addition to general comparative information, the executive’s level of responsibility and potential to influence or contribute to the Company’s operations and direction.

•	Other Benefits. The Company maintains certain other plans and arrangements for the benefit of its executive officers and members of senior management. The Company believes these benefits are reasonable in relation to the executive compensation practices of other similarly sized companies or companies within the Company’s industry.

The Company had three CEO’s or individuals performing the duties of a CEO in fiscal 2005. Mr. Pilaro, Chairman of the Company, served as acting CEO of the Company until January 2005. Mr. Pilaro received no compensation in his capacity as acting CEO. Gregg Coccari served as CEO from January 2005 until June 2005. Mr. Coccari received $182,054 in compensation for his performance as CEO in 2005. Dr. Julian Feneley assumed the duties of CEO in June 2005. Mr. Feneley received $270,231 in compensation for his performance as CEO in 2005.

When determining CEO compensation, the Compensation Committee takes into consideration the employment market conditions for public companies of similar size and industry segment. Key performance targets and objectives include qualitative factors such as leadership, ability to motivate, strategic vision, business initiative, and managerial skills, as well as quantitative factors such as revenue growth, EBITDA and cash flow generation, marketing efficacy, and expense control.

Conclusion

The Committee believes that its policies further the shareholders’ interests because a significant part of executive compensation is based upon the Company achieving its financial and other goals and objectives. At the same time, the Committee believes that its policies encourage responsible management of the Company in the short-term. The Committee regularly considers executive compensation issues so that its practices are as effective as possible in furthering shareholder interests.

The Committee bases its review on the experience of its own members, on information requested from management personnel, and on discussions with and information compiled by various independent consultants retained by the Company.

Respectfully submitted,

2005 Compensation Committee:

Peter Schechter

Bradford Peters

Harry Thompson

STOCK PERFORMANCE GRAPH

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG BRITESMILE, INC., NASDAQ MARKET INDEX

AND HEMSCOTT GROUP INDEX

ASSUMES $100 INVESTED ON DECEMBER 30, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2005

The graph compares the yearly cumulative total returns from the Company’s common stock, the Total Return Index for the Nasdaq Stock Market and an industry graph for public companies engaged in the Medical Appliances and Equipment line of business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LCO Properties Sublease

On December 1, 1999, the Company, as sublessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with LCO, a major shareholder of the Company. The Sublease covers approximately 4,821 square feet of space located in New York City for one of the Company’s teeth whitening Centers. The term of the sublease is ten years with initial lease payments of $402,000 per year, subject to increase in the event of increases in the rent payable under the primary lease for the property between LCO Properties, Inc. and its lessor.

EVL Lease Agreement

The Company was party to an equipment lease in the amount of $15 million with Excimer Vision Leasing L.P. (“EVL”), pursuant to which the Company leased 3,000 BS3000 whitening devices. Under the terms of the lease, the Company paid (i) a fixed monthly payment of principal and interest of $75,000 and (ii) variable rent payments equal to $25 per LATW procedure on the leased whitening devices. Rental expense related to variable rent were $1.8 million, $2.22 million, $2.22 million and $2.15 million for 2005, 2004, 2003 and 2002, respectively. In December 2003, the lease agreement was amended to provide that both the fixed and variable rent portion of the monthly payment due beginning November 1, 2003 would be deferred and paid to EVL on February 15, 2005, with interest payable on the deferred amount at a rate equal to LIBOR, plus 250 basis points. In August 2004, the lease agreement was further amended to provide that the total rents deferred under the November 2003 lease amendment would be deferred further and due as follows: $1.0 million on February 15, 2005, $1.0 on February 15, 2006; and the remaining balance on February 15, 2007. In February 2005, the Company paid EVL $1.0 million of deferred fees per the amended terms of the lease, leaving approximately $1.8 million to be paid by February 2007. On July 12, 2005, the Company and EVL again amended BriteSmile’s capital lease agreement to provide that on December 31, 2005, EVL would sell to BriteSmile each leased device remaining under the lease at a price of $1 per device and the term of the lease would end as of December 31, 2005, with no additional payments due under the lease after that date except for variable and fixed fees unpaid as of the date of the sale and any remaining deferred lease payments owed by BriteSmile per the August 2004 amendment to the lease. The balance due pursuant to the July 2005 amendment was paid in full in March 2006. All cancelled lease payments as a result of the July 2005 amendment were treated as forgiveness of debt and recorded as a capital contribution in the amount of $225,000 in 2005. Mr. Pilaro, the Company’s Chairman, serves as Chairman of EVL, and an affiliate of LCO which has an ownership position in EVL.

CAP America Trust Center Loan

In May 2003, the Company borrowed $2.5 million from CAP America Trust, of which $0.8 million was available for working capital expenditures and $1.7 million was available for specific revenue generating initiatives to be agreed and defined by the Company and CAP America Trust. The Company drew down $1.6 million under this loan as of December 25, 2005, and had $900,000 available for working capital needs and revenue generating initiatives. Payments under the loan consist of “fixed payments” of interest, “variable payments” of principal and interest and a “final payment” of principal. CAP, identified above, is a co-trustee of CAP America Trust. The balance was paid in full in March 2006.

December 2004 Convertible Notes, Warrants and Additional Investment Rights

In December 2004, the Company issued $12 million in Notes, and related Warrants and Rights to six investors. Among the investors, LCO purchased $1.0 million of the Notes, Warrants and Rights. The Notes were repayable in 36 equal monthly installments commencing in June 2006, and bore interest at an annual rate equal to the greater of 5% or six-month LIBOR as of 2 business days prior to the start of each quarterly interest period plus 3% with a maximum interest rate of 8% per annum. Principal and interest on the Notes were payable, at the option of the Company, in cash or shares of the Company’s common stock, subject to certain limitations. The Notes were convertible into shares of the Company’s common stock at a per share conversion price of $7.61. The Warrants had a term of five years and an exercise price of $7.61 per share. The Notes were paid in full at the principal amount of $12.0 million, plus accrued interest, and the Warrants were canceled, in March 2006.

Financing Arrangements for the Acquisition of Certain Human Oral Care Intellectual Property

To finance a portion of the purchase price of the purchase of the human oral care intellectual property described above, LCO Investments Limited (“LCO”) loaned $2.0 million to BDI under the terms of a promissory note due in May 2008, and purchased $1 million of BDI preferred stock. LCO also received warrants to purchase 333,335 shares of common stock of the Company at an exercise price of $6.00 per share in consideration of its agreement to make the loans to BDI. In addition, the Company guaranteed BDI’s obligations under the promissory notes issued to LCO. The shares of common stock underlying the warrants granted to LCO are subject to certain limited “piggyback” registration rights in the event of future registered public offerings of common stock sold by the Company. LCO is a major shareholder of the Company. LCO is a wholly owned subsidiary of the ERSE Trust. CAP Advisers Limited (“CAP”) is a co-trustee of the ERSE Trust. Mr. Pilaro, a director and Chairman of the Board of the Company, is Chairman of CAP. The loan and preferred stock were paid in full in March, 2006 and are no longer outstanding.

Housing Allowance for Dr. Feneley

Since May 2004, Cap provided a housing allowance to Dr. Feneley. The sum of the payments in 2005 and 2004 was $70,800 and $67,000, respectively, and was recorded by the Company as an expense and an increase to Additional Paid-in Capital.

PROPOSAL 2

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM

“BRITESMILE, INC.” TO “BSML, INC.”

At the Annual Meeting, the Company’s shareholders entitled to vote will be asked to approve a proposal to approve an amendment to our Articles of Incorporation to change the name of the Company from “BriteSmile, Inc.” to “BSML, Inc.” A form of Amendment to our Articles of Incorporation is attached hereto as Exhibit A.

On August 21, 2006, the Board of Directors of the Company adopted a resolution to amend the Company’s Articles of Incorporation to change the Company’s name from “BriteSmile, Inc.” to “BSML, Inc.,” subject to approval by those shareholders entitled to vote in accordance with Section 16-10a-1003 of the Utah Revised Business Corporation Act.

Background and Purpose of Name Change

On March 13, 2006, the Company sold its business of offering its products and technologies through arrangements with existing independent dental offices known as BriteSmile Professional Teeth Whitening Associated Centers (the “Associated Center Business”) to Discus Dental, Inc. (“Discus”). In connection with the sale of the Associated Center Business, the Company agreed to change its name from “BriteSmile, Inc.” to another name that does not include the word “BriteSmile” or any variation thereof (except for “BSML”). The Board of Directors of the Company has determined to change the name of the Company to “BSML, Inc.” “BSML” is currently the Company’s stock ticker symbol. The Board of Directors believes that because the Company has worked hard to develop the brand image of “BriteSmile,” choosing the name “BSML” (the Company’s current stock ticker symbol) will provide some level of continuity and allow us to leverage the “BriteSmile” brand identity more than if the Company were to choose a new name that was completely different from “BriteSmile.” The Board of Directors further believes that the name “BSML” will increase our name recognition and allow our customers to more strongly identify with our business than would a completely different name that had no connection to “BriteSmile.”

Because the Company is required to change its name as a result of the sale of the Associated Center business, if shareholders do not approve the proposal to approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “BriteSmile, Inc.” to “BSML, Inc.,” the Company will be required to submit another proposal to shareholders to change the Company’s name.

Effect of Name Change on Outstanding Stock

If the name change is approved by our shareholders, it will not affect the validity of currently outstanding shares of our stock. Stock certificates will continue to remain authentic, and it will not be necessary for stockholders to surrender or exchange share certificates to effect the name change.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2006 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

ANNUAL REPORT

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: KEN CZAJA, SECRETARY, 460 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company’s Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of common stock of the Company on September 8, 2006. Exhibits to the Form 10-K, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

A copy of the Company’s Annual Report to Shareholders 2005 is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2007 Annual Meeting of Shareholders must be received by the Company by May 8, 2007. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present at the 2007 Annual Meeting.

The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board’s recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ Kenneth A. Czaja
Walnut Creek, California	Kenneth A. Czaja CFO and Secretary
September 27, 2006

Exhibit A

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BRITESMILE, INC.

(Hereafter BSML, Inc.)

Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the “Act”), the undersigned, BriteSmile, Inc. (the “Corporation”) hereby declares and certifies as follows:

1.	The name of the Corporation is BriteSmile, Inc.

2.	The text of the amendment to the Amended and Restated Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:

“ARTICLE I - NAME

The name of this corporation is BSML, Inc.”

3.	The amendment specified above does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

4.	The amendment specified above was adopted as of ___________, 2006 by Unanimous Written Consent of the Board of Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, as of ___________, 2006, such amendment specified above was approved by the majority of the shareholders of the Corporation entitled to vote on such matters as follows:

DESIGNATION OF STOCK	NO. OF OUTSTANDING SHARES	NO. OF VOTES CAST	VOTES CAST FOR AMENDMENT	VOTES CAST AGAINST AMENDMENT OR ABSTAINING
Common

Such votes cast were sufficient for approval of the Amendment.

IN WITNESS WHEREOF, this Amendment to the Amended and Restated Articles of Incorporation of the Corporation is executed as of the ____ day of __________________, 2006.

BriteSmile, Inc., a Utah corporation

By

Name:

Title:

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY

BriteSmile, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Reed and Ken Czaja and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on September 8, 2006 at the Annual Meeting of Shareholders to be held at the offices of the Company, 460 North Wiget Lane, Walnut Creek, California, 94598, on October 31, 2006, at 3:00 o’clock p.m., local time, or at any adjournment thereof.

(Continued and to be signed on reverse side)

Ú  FOLD AND DETACH HERE AND READ THE REVERSE SIDE  Ú

____________________________________________________________________________________________________________

PROXY BY MAIL
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. IN THEIR DISCRETION,
THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY
COME BEFORE THE ANNUAL MEETING.							Please mark your votes like this
☒

1.	Election of Directors.		FOR	WITHHOLD AS TO ALL	FOR ALL EXCEPT
	INSTRUCTIONS: IF YOU MARK THE “FOR ALL EXCEPT” CATEGORY, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:		☐	☐	☐
	Anthony M. Pilaro Bradford Peters L. Tim Pierce Dr. Julian Feneley	Harry Thompson Peter Schechter John Reed
			FOR	AGAINST	ABSTAIN

2.	To approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “BriteSmile, Inc.” to “BSML, Inc.” (the “Charter Amendment”);		☐	☐	☐

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                                  Signature of joint holder, if any                                                                  Date

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.